EXHIBIT 99.1

April 4, 2023

Odyssey Semiconductor Technologies Delivers Vertical GaN Product Samples to Lead Customers in Q1 2023

●	Product samples were delivered to customers as planned; results validate the leadership performance expected from vertical GaN power devices vs. competing technologies

●	Product development agreements with lead customers underway with signed agreements expected in Q2 2023

ITHACA, NY / ACCESSWIRE / April 4, 2023 /Odyssey Semiconductor Technologies, Inc. (OTCQB:ODII), a semiconductor device company developing innovative high-voltage power switching components based on proprietary Gallium Nitride (“GaN”) processing technology, today announced the Company’s successful delivery of vertical GaN product samples to lead customers in Q1 2023, as planned. Odyssey Semiconductor remains on track to sign product development agreements with customers by the end of Q2 2023.

CEO Commentary

“We set an aggressive goal to deliver vertical GaN product samples in Q1. Now that we’ve delivered product samples to lead customers, we’re focused in Q2 2023 on delivery of samples to additional customers and signing product development agreements with customers, which will lead to large-scale commercialization,” said Mark Davidson, Odyssey’s Chief Executive Officer. “Lead customers have collaborated along the way and have validated the performance metrics expected from vertical GaN for power applications. There is no doubt that these products will be successful in the market.”

“We are actively engaged in multiple product definition conversations with leading EV automotive customers, as well as industrial motor and renewable energy customers. The market demand and interest are strong, and we remain focused on executing our commercialization roadmap,” concluded Davidson.

We are continuing to take product sample requests. Customers can request information and samples of the 650 and 1200 volt vertical GaN power devices at info@odysseysemi.com.

Odyssey Uniquely Positioned in High Growth Megatrend Movement to High Voltage. 40% CAGR to 2027 in Odyssey’s Addressable Market

With industry-leading innovation, Odyssey’s approach to vertical GaN will offer even greater commercial advantages over silicon than silicon carbide or lateral GaN. Vertical GaN offers a 10x advantage over silicon carbide (SiC) at performance enabling smaller and lighter power systems and cost levels unattainable by the competing technologies. The market the Company is pursuing is large and fast growing. The 650 volt segment is the larger market today, expected to grow at a 20% compound annual growth rate. The 1200 volt product market segment is expected to grow faster at 63% CAGR and will become the larger market in the second half of this decade. Together, the 650 and 1200 volt power device market is expected to exceed $5 billion in 2027, a 40% combined CAGR according to Yole Group, a French market research firm.

Emerging Growth Virtual Conference on April 5, 2023

Odyssey Semiconductor will present at the Emerging Growth Virtual Conference on April 5 at 1:45 PM ET. The live, interactive webcast and slide presentation will be accessible on the Company’s Investor Relations website under the Events tab HERE. The webcast will be archived on the website for future viewing.

About Odyssey Semiconductor Technologies, Inc.

Odyssey Semiconductor Technologies, Inc., has developed a proprietary technology that is designed to allow for GaN to replace SiC as the emerging high-voltage power switching semiconductor material. Based in Ithaca, NY, the Company owns and operates a 10,000 sq. ft. semiconductor wafer manufacturing facility complete with a mix of class 1,000 and class 10,000 clean space as well as tools for advanced semiconductor development and production. Odyssey Semiconductor also offers a world-class semiconductor device development and foundry service.

For more information, visit the Company’s website atwww.odysseysemi.com and LinkedIn.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward- looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, forecasts, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “forecast”, “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties described more fully in the company’s filings on Forms 10-K and 10-Q and other periodic filings with the Securities and Exchange Commission. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation, risks relating to the results of our research and development activities, including uncertainties relating to semiconductor process manufacturing; the early stage of our GaN-based technology presently under development; our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights; our ability to successfully market and sell our technologies; the ability to achieve high volume manufacturing and the size and growth of the potential markets for any of our technologies, the rate and degree of market acceptance of any of our technologies and our ability to raise funding to support operations and the continued development and qualification of our technology.

In light of these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included herein speak only as of the date hereof, and we undertake no obligation to update publicly or privately any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.

Investor Relations Contact

Darrow Associates
Jeff Christensen
(703) 297-6917

jchristensen@darrowir.com

SOURCE: Odyssey Semiconductor Technologies, Inc.

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